UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 21, 2014

F.N.B. Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	001-31940	25-1255406
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One F.N.B. Boulevard, Hermitage, Pennsylvania		16148
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	724-981-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 21, 2014, F.N.B. Corporation (the Corporation) held its Annual Meeting of Shareholders. Shareholders voted on the matters set forth below.

Proposal 1 — Election of Directors

The Corporation’s fifteen director nominees proposed by the Board of Directors were elected to serve until the 2015 Annual Meeting of Shareholders by the following vote of common shareholders:

			Broker
Director Nominee	For	Withheld	Non-Votes
William B. Campbell	115,674,904	1,631,779	25,265,420
James D. Chiafullo	116,000,356	1,306,327	25,265,420
Vincent J. Delie, Jr.	115,728,760	1,577,923	25,265,420
Laura E. Ellsworth	115,906,992	1,399,691	25,265,420
Robert B. Goldstein	115,101,953	2,204,730	25,265,420
Stephen J. Gurgovits	115,121,018	2,185,665	25,265,420
David J. Malone	116,000,231	1,306,452	25,265,420
D. Stephen Martz	116,073,572	1,233,111	25,265,420
Robert J. McCarthy, Jr.	115,760,841	1,545,842	25,265,420
David L. Motley	116,116,161	1,190,522	25,265,420
Arthur J. Rooney, II	94,315,435	22,991,248	25,265,420
John W. Rose	115,771,998	1,534,685	25,265,420
John S. Stanik	116,142,478	1,164,205	25,265,420
William J. Strimbu	115,766,957	1,539,726	25,265,420
Earl K. Wahl, Jr.	115,774,434	1,532,249	25,265,420

Proposal 2 – Advisory Resolution on Executive Compensation

The advisory (non-binding) resolution to approve the 2013 compensation of the Corporation’s named executive officers was approved by a vote of the common shareholders of 113,169,359 shares voted for, 3,387,753 shares voted against and 749,564 abstentions. There were 25,265,420 broker non-votes for this proposal.

Proposal 3 – Ratification of Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm

The ratification of appointment of Ernst & Young LLP as the Corporation’s independent registered public accounting firm for 2014 was approved by a vote of the common shareholders of 140,467,702 shares voted for, 1,555,291 shares voted against and 549,103 abstentions. There were no broker non-votes for this proposal.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F.N.B. Corporation

May 22, 2014	By:	Vincent J. Calabrese, Jr.

Name: Vincent J. Calabrese, Jr.
Title: Chief Financial Officer